UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2015

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Financing

On October 9, 2015, Superconductor Technologies Inc. (the “Company”), announced the pricing of a public offering of common stock (and common stock equivalents) with expected total gross proceeds of approximately $9.5 million. The closing of the registered public offering is expected to occur on or about October 14, 2015, subject to satisfaction of customary closing conditions as set forth in the Purchase Agreement (as defined below). The net proceeds to the Company from the registered offering, after deducting the placement agent fees and the Company’s estimated offering expenses, is expected to be approximately $8.6 million.

In connection with the offering, the Company will issue up to 13,531,994 shares of its common stock at a price of $0.35 per share, with each share of common stock coupled with a six-month warrant to purchase one share of common stock, at an exercise price of $0.35 (the “Series A Warrants”), and a five-year warrant to purchase 0.75 of a share of common stock, at an exercise price of $0.40 per share (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). These securities were offered in the form of a Class A Unit but are immediately separable and will be issued separately at the closing.

For certain investors who would otherwise hold more than 4.99% of the Company’s common stock following the registered offering, the Company agreed to issue to such investors in the form of Class B Units, shares of a new class of preferred stock designated Series B Convertible Preferred Stock (as outlined below) (the “Series B Preferred Stock”) with a stated value of $1,000 and which are convertible into the Company’s common stock at a conversion price equal to $0.35 per share of common stock, together with Series A Warrants and Series B Warrants in the same form and economic terms based on the related purchase price as the purchasers of the Class A Units (the “Class B Units” and together with the “Class A Units”, the “Units”). These securities part of a Class B Unit are immediately separable and will be issued separately at the closing.

In connection with the offering, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain of the investors in the offering purchasing the Class B Units and engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “Placement Agent”) to act as placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the gross proceeds from the sales of the Units sold in the registered offering, plus a non-accountable expense allowance equal to 1% of the gross proceeds from the Units sold in the registered offering. The Placement Agent will also receive five-year warrants (the “Compensation Warrants”) equal to 5% of the aggregate number of shares of common stock part of the Class A Units and the common stock convertible under the Series B Preferred Stock part of the Class B Units sold in the offering, each at an exercise price of $0.4375 per share (125% of the public offering price of the Class A Units). The Company also granted the Placement Agent a right of first refusal to act as its exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sells or acquires a business, finances any indebtedness using an agent, or raises capital through a public or private offering of equity or debt securities at any time prior to the earlier of (i) August 20, 2016 or (ii) the nine month anniversary of the date of the prospectus relating to the offering.

The offer and sale of the Units in the registered offering is registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (File No. 333-206496), as amended, which became effective on October 8, 2015, and a related prospectus filed in connection with such offering (the “Registration Statement”).

On October 9, 2015, the Company issued a press release announcing the registered offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, Warrants and Compensation Warrants are subject to, and qualified in their entirety by, such documents included as Exhibits 4.10, 4.11 and 4.12 to the Registration Statement, respectively, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement) or the public generally to obtain factual information about us.

Adjustment of Exercise Price of other Warrants

As a result of the registered offering described above, the exercise price of the Term A warrants issued in the Company’s underwritten public offering that closed on August 9, 2013, will each be adjusted to $0.35 per share due to the price-based anti-dilution adjustment mechanisms in such warrants. This adjustment mechanism provides that if the Company sells shares of common stock or common stock equivalents at an effective per share price less than the then exercise price of such warrants, that the exercise price of the Term A warrants will be reset to such lower price. This feature will terminate when the volume-weighted average price of the Company’s common stock as reported by its principal trading market exceeds 300% of the then exercise price of the warrant for thirty consecutive trading days and does not apply to certain exempt issuances, including, in certain circumstances, issuances under equity incentive plans, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions.

Each Term A warrant expires on August 9, 2018. The unexercised Term B warrants issued in the August 9, 2013 offering each previously expired on August 9, 2015.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants by the Company of the Compensation Warrants to the Placement Agent were made in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 5.03	Amendment to Articles of Incorporation or Bylaws

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03. On October 9, 2015, and in connection with the anticipated issuance of the Series B Preferred Stock in the offering, the Company filed a Certificate of Designation to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series B Convertible Preferred Stock. Copies of the Certificate of Designation relating to the Series B Convertible Preferred Stock and the form of stock certificate are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Purchase Agreement and the investors’ fulfillment of their obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designation of Series B Convertible Preferred Stock.

3.2	Form of Stock Certificate for Series B Convertible Preferred Stock.

99.1	Press Release of the Company dated October 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: October 13, 2015	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer